UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): January 28, 2016

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Rd, Suite 200
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing.

As previously reported, we are not in compliance with NYSE MKT LLC’s continued listing standards. Specifically, we are not in compliance with Section 1003(a)(iii) of the NYSE MKT Company Guide because we reported stockholders’ equity of less than $6 million as of September 30, 2015 and had net losses in five of its most recent fiscal years ended December 31, 2014.

On January 28, 2016, the NYSE Regulation Inc. notified us that it has accepted our plan to regain compliance with Section 1003(a)(iii) and granted us a plan period that extends through May 13, 2017 to regain compliance. The listing of our common stock on the NYSE MKT is being continued during the plan period pursuant to an extension. The NYSE Regulation staff will review us periodically for compliance with initiatives outlined in our plan. If we are not in compliance with Section 1003(a)(iii) by May 13, 2017 or if we do not make progress consistent with our plan during the plan period, NYSE Regulation staff will initiate delisting proceedings as appropriate.

We can give no assurances that we will be able to maintain the listing of our common stock on the NYSE MKT. Our common stock could be delisted because we do not make progress consistent with our plan during the plan period, because we do not regain compliance with Section 1003(a)(iii) by May 13, 2017, or because we fall below compliance with other NYSE MKT listing standards.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As we have previously reported, during 2014 and 2015 we went through a restructuring that resulted in lower headcount, including the departure of our former chief revenue officer, our former chief development officer, our former chief product officer and our former senior vice president of sales and marketing. Some of the responsibilities and duties that were borne by these individuals has been, over the course of time, assumed by Allen Wolff, who has been our chief financial officer since December 29, 2014. On January 29, 2016, our nominating and corporate governance/compensation committee (the “Committee”) appointed Mr. Wolff as our chief financial officer and executive vice president effective February 1, 2016 due to his expanded responsibilities. In connection with his appointment, Mr. Wolff’s base salary will increase from $225,000 to $265,000. In addition, the Committee awarded Mr. Wolff a $20,000 bonus for his performance in fiscal 2015, which will be paid in cash no later than March 15, 2016.

Item 8.01 Other Events.

On February 2, 2016, we issued a press release announcing the receipt of the letter described in Item 3.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Press Release of NTN Buzztime, Inc. dated February 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: February 2, 2016	By:	/s/ Allen Wolff
Allen Wolff
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release of NTN Buzztime, Inc. dated February 2, 2016.